Exhibit (k)(16)

EXECUTION VERSION

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 28, 2012, among OFS Capital WM, LLC (the “Borrower”), MCF Capital Management LLC, as loan manager (in such capacity, the “Loan Manager”), Wells Fargo Bank, National Association, as a Class A Lender (the “Class A Lender”), Madison Capital Funding LLC, as a Class B Lender (the “Class B Lender” and together, with the Class A Lender, the “Lenders”), Wells Fargo Securities, LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Wells Fargo Delaware Trust Company, N.A., as trustee (in such capacity, the “Trustee”).

WHEREAS, the Borrower, the Loan Manager, the Administrative Agent, the Lenders, the other lenders party from time to time thereto and the Trustee are party to the Loan and Security Agreement, dated as of September 28, 2010 (as amended from time to time prior to the date hereof and as may be further amended, supplemented or otherwise modified, the “Loan and Security Agreement”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Loan Manager, the Administrative Agent, the Trustee and the Lenders desire to amend the Loan and Security Agreement, in accordance with Section 13.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1. Amendments.

(a) Section 1.1 of the Loan and Security Agreement shall be amended by:

(i) deleting clause (g) in the definition of “Assigned Value Adjustment Event” and replacing it with the following:

(g) unless otherwise agreed to by the Controlling Lender and the Majority Class B Lenders in their respective sole discretion, the failure to deliver (i) with respect to quarterly reports, any financial statements (including unaudited financial statements) to the Administrative Agent sufficient to calculate the Net Senior Leverage Ratio or the Cash Interest Coverage Ratio of the related Obligor by the date that is no later than sixty (60) days after the end of the first, second or third quarter of any fiscal year and (ii) with respect to annual reports, any audited financial statements to the Administrative Agent sufficient to calculate either the Net Senior Leverage Ratio or the Cash Interest Coverage Ratio of the related Obligor by the date that is no later than one hundred fifty (150) days after the end of any fiscal year; or

(ii) deleting clause (b)(ii) in the definition of “Class A Borrowing Base” and replacing it with “(ii) $65,000,000”;

(iii) deleting clause (b)(iii) and the immediately preceding “minus” in the definition “Class A Borrowing Base” and re-numbering each subsequent clause;

(iv) adding “(i)” at the beginning of clause (c) in the definition “Class A Borrowing Base”;

(v) deleting “The day that is the fifth anniversary of the Closing Date” in the definition of “Class A Facility Maturity Date” and replacing it with “December 31, 2016”;

(vi) deleting “80%” in the definition of “Class B Advance Rate” and replacing it with “85%”;

(vii) deleting the first proviso in the definition of “Class B Borrowing Base” and replacing it with “provided that, if on such date there exists a Class A Borrowing Base Deficiency and the Reinvestment Period End Date and the Termination Date have not occurred, the Class B Borrowing Base shall not be less than $32,500,000;”.

(viii) deleting “The day that is the sixth anniversary of the Closing Date” in the definition of “Class B Facility Maturity Date” and replacing it with “December 31, 2016”;

(ix) deleting the definition of “Commitment Reduction Percentage” and replacing it with:

“Commitment Reduction Percentage”: (a) On or prior to March 31, 2013, a rate per annum equal to 1.00% and (b) after March 31, 2013, zero.

(x) deleting the definition of “Consent Procedures Letter”.

(xi) deleting “$45,000,000” in the definition of “Minimum Equity Amount” and replacing it with “$32,500,000”.

(xii) deleting clause (d) of the definition of “Reinvestment Period End Date” and replacing it with “December 31, 2013”;

(xiii) deleting the definition of “Scheduled Reinvestment Period End Date” and replacing it with:

“Scheduled Reinvestment Period End Date”: December 31, 2013; provided that, if the Reinvestment Period is extended pursuant to Section 2.3(e), the “Scheduled Reinvestment Period End Date” shall be December 31, 2014.

(xiv) inserting the following new defined term in the applicable alphabetical order:

“Equity Contribution Amount”: (a) The sum of all optional capital contributions made to the Borrower by OFS Parent or any of Affiliate of OFS Parent after September 28, 2012 for any purpose other than curing a Borrowing Base Deficiency or purchasing additional assets plus (b) 12,500,000.

(b) Section 2.3(e) of the Loan and Security Agreement shall be amended by deleting “the second anniversary of the Closing Date” in the third and fourth lines thereof and replacing it with “December 31, 2013”.

(c) Section 2.7 of the Loan and Security Agreement shall be amended by inserting the following new clause (c):

(c) The Loan Manager shall, upon request of the Borrower, direct the Trustee to make a payment to the Borrower from the Principal Collection Account on any Business Day in an amount not to exceed (1) the Equity Contribution Amount minus (2) all previous withdrawals pursuant to this Section 2.7(c), so long as the Loan Manager delivers a Borrowing Base Certificate dated as of such Business Day to the Administrative Agent and (x) the Borrower certifies to the Administrative Agent that, with respect to the Borrower and the OFS Seller, both immediately prior to and immediately after giving effect to any such payment, no Default or Event of Default has occurred and is continuing and (y) the Loan Manager certifies to the Administrative Agent that (i) with respect to the Loan Manager and the Madison Seller, both immediately prior to and immediately after giving effect to any such payment, no Default, Event of Default or Loan Manager Termination Event has occurred and is continuing and (ii) no Borrowing Base Deficiency has occurred and is continuing.

(d) Section 5.1(u) of the Loan and Security Agreement shall be amended by deleting such clause in its entirety and replacing it with the following:

(u) Minimum Equity Capital and Class B Advances. On any date on which any Class A Advances Outstanding, the Borrower shall maintain (x) Equity Capital in an amount not less than the Minimum Equity Amount and (y) Equity Capital and/or Class B Advances Outstanding in an aggregate amount not less than $65,000,000.

(e) Exhibit L to the Loan and Security Agreement shall be deleted.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent, the Trustee and the Lenders that, as of the date first written above, (i) with respect to the Borrower and the OFS Seller, no event has occurred and is continuing that constitutes either a Default or an Event of Default and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

SECTION 3.2. The Loan Manager hereby represents and warrants to the Administrative Agent, the Trustee and the Lenders that, as of the date first written above, (i) with respect to the Loan Manager and the Madison Seller, no event has occurred that constitutes either a Default, an Event of Default or a Loan Manager Termination Event and (ii) the representations and warranties of the Loan Manager contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective upon the satisfaction of the following conditions (or until such conditions are waived in writing by the Administrative Agent in its sole discretion):

(a) upon the execution and delivery of this Amendment by the Borrower, the Loan Manager, the Administrative Agent, the Trustee, the Required Lenders and the Class B Lenders representing more than fifty (50) percent of the outstanding Class B Commitments;

(b) the Administrative Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby; and

(c) the Administrative Agent shall have received the executed legal opinion or opinions of Dechert LLP, counsel to the Borrower, covering authorization and enforceability of this Amendment in form and substance acceptable to the Administrative Agent in its reasonable discretion; and

(d) the Administrative Agent shall have received a fully effective copy of an amendment to the Fee Letter, dated as of the date hereof.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

OFS CAPITAL WM, LLC

By: OFS Capital, LLC, its Administrative Manager

By: Orchard First Source Asset Management, LLC, its Manager

By: Orchard First Source Capital, Inc., its Manager

By:	/s/ Bilal Rashid
Name: Bilal Rashid
Title: Senior Managing Director

[Signature Page to Third Amendment to LSA]

LOAN MANAGER:

MCF CAPITAL MANAGEMENT LLC

By:	/s/ Joshua Niedner
Name: Joshua Niedner
Title Director

CLASS B LENDER:

MADISON CAPITAL FUNDING LLC representing 100% of the aggregate Class B Commitments in effect as of the date hereof

By:	/s/ Joshua Niedner
Name:	Joshua Niedner
Title	Director

[Signature Page to Third Amendment to LSA]

THE ADMINISTRATIVE AGENT:

WELLS FARGO SECURITIES, LLC, in its capacity as Administrative Agent

By:	/s/ Allan Schmitt
Name: Allan Schmitt
Title: Vice President

CLASS A LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION representing 100% of the aggregate Class A Commitments in effect as of the date hereof

By:	/s/ Raj Shah
Name: Raj Shah
Title: Managing Director

[Signature Page to Third Amendment to LSA]

THE TRUSTEE:

WELLS FARGO DELAWARE TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:	/s/ Michael Roth
Name: Michael Roth
Title: V.P.

[Signature Page to Third Amendment to LSA]